Exhibit 99.1

DeVry Inc. Announces First-Quarter 2012 Results

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--October 25, 2011--DeVry Inc. (NYSE:DV), a global provider of educational services, today reported financial results for its fiscal 2012 first-quarter ended Sept. 30, 2011. DeVry also reported enrollment results at DeVry Medical International, DeVry Brasil, and graduate coursetakers at DeVry University/Keller Graduate School of Management. DeVry continues its unwavering focus on academic quality, successful student outcomes, and execution of its growth and diversification strategy.

Significant Accomplishments this quarter include:

  Acquisition and ongoing integration of AUC
  State approval of two new Chamberlain College of Nursing locations and approval from the Illinois Board of Higher Education for a doctorate of nursing practitioner program
  Appointment of Dr. Andrew Jeon as president of DeVry Medical International

Three Months Ended Sept. 30, 2011:

  Revenues decreased 0.5 percent to $519 million.
  Net income decreased 21.9 percent to $57 million.
  Diluted earnings per share decreased 19.4 percent to $0.83.

“DeVry University undergraduate and Carrington Colleges Group continue to face the same headwinds as many other institutions across our country’s educational system. Poor economic conditions and persistent unemployment continued to impact results, coupled with adjustments associated with new regulations,” said Daniel Hamburger, DeVry’s president and chief executive officer. “We continue to experience enrollment growth at DeVry University graduate, Chamberlain, Ross, AUC, DeVry Brasil, and Advanced Academics. This diversification helped to mitigate the declines, and resulted in total enrollment of about 123,000 students across all DeVry institutions, a decrease of less than one percent. Going forward, we will continue to invest in academic quality, execute on our diversification strategy, and control costs across our organization.”

Organizational Highlights

Business, Technology and Management Segment

DeVry University

For the September 2011 session, total graduate coursetakers at DeVry University, including its Keller Graduate School of Management, increased 2.3 percent to 23,937 versus 23,389 for the same period in 2010.

Despite the continued tough job market, 87.3 percent of DeVry University’s June 2010, October 2010 and February 2011 graduates in the active job market were employed in their fields of study within six months of graduation at an average salary of $42,645. These statistics include graduates of associate and bachelor’s degree programs and those who were already employed in their field of study.

DeVry University continues to mitigate the effects of this challenging environment by prudently controlling costs, while strategically investing in new programs and locations, services to better serve students, and employee training to improve the collegiate experience for our students. We will also continue to provide advisors with additional training to improve the enrollment experience for prospective students.

Medical and Healthcare Segment

DeVry Medical International

Andrew Jeon, M.D., MBA, was appointed president of DeVry Medical International, which includes Ross University School of Medicine, Ross University School of Veterinary Medicine and the American University of the Caribbean School of Medicine.

In the 2011 September term for DeVry Medical International, new students increased 22.9 percent to 853, compared to 694 students on a pro forma basis for prior year term. Total students increased 6.3 percent to 6,082 compared to 5,723 students in the same term last year.

DeVry continues to integrate AUC into its family of institutions under the leadership of its dean, Dr. Bruce Kaplan. AUC’s new student enrollment for the September 2011 term was 192 students versus 204 in the prior year period. AUC’s total student enrollment for the September term was 1,226 students in 2011 and 1,156 students in 2010.

Chamberlain College of Nursing

During the quarter, Chamberlain received state Board of Nursing approvals to open locations in Indianapolis and Atlanta in spring 2012, pending Higher Learning Commission (HLC) approval. We also continue to focus on expanding our programs and received approval from the Illinois Board of Higher Education for a doctorate in nursing practitioner (DNP) program, pending HLC approval.

Carrington Colleges Group

Carrington remains focused on executing its turnaround plan, which includes optimizing our marketing approach to emphasize the development of internally-generated inquiries. In addition, Carrington is employing new and more efficient student outreach efforts through our recently opened student contact center, and through implementation of new training to help advisors further engage with prospective students. We are also carefully reducing costs where possible while maintaining academic quality.

International, K-12, and Professional Education Segment

Becker Professional Education

Becker continues to focus on expanding its international platform. During the quarter, we continued to integrate ATC International, and signed an agreement with GE China to provide our CPA Exam Review course to General Electric employees in the People’s Republic of China.

DeVry Brasil

For the September 2011 term, new students increased 29.2 percent to 3,033, compared to 2,347 students last year. Total students increased 17.8 percent to 14,099 compared to 11,972 students in the same term last year. DeVry Brasil continues to expand our curriculum and invest in student services, new programs, and new campus locations.

Balance Sheet/Cash Flow

For the first quarter, DeVry generated $186.6 million of operating cash flow, with our operating performance augmented by strong working capital management. As of Sept. 30, 2011, cash, marketable securities and investment balances totaled $325.3 million and there were no outstanding borrowings.

Share Repurchase Plan

During the quarter, DeVry repurchased 1,007,207 shares of our common stock under our sixth repurchase program at a cost of approximately $44.5 million, or $44.13 per share.

Conclusion

“We are confident that what we are seeing now is a near-term discontinuity in the long-term growth trend. Our confidence is bolstered by the fundamental need for career-focused education both in the United States and in emerging markets, and by the strong value proposition we offer our students,” added Hamburger.

Conference Call and Webcast Information

DeVry will host a conference call on Oct. 25, 2011, at 3:30 p.m. Central Daylight Time (4:30 p.m. Eastern Daylight Time) to discuss its fiscal 2012 first-quarter results. The conference call will be led by Daniel Hamburger, president and chief executive officer, Rick Gunst, senior vice president and chief financial officer, and Pat Unzicker, vice president and controller.

For those wishing to participate by telephone, dial (866) 356-3095 (domestic) or (617) 597-5391 (international). Use passcode 22689864 or say “DeVry Call.” DeVry will also broadcast the conference call live via the Internet. Interested parties may access the webcast through the Investor Relations section of the company's web site, or http://www.media-server.com/m/p/gq6yq2m9. (Because of its length, this URL may need to be copied and pasted into your Internet browser’s address field. Remove the extra space if one exists.) Please access the web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry will archive a telephone replay of the call until Nov. 15, 2011. To access the replay, dial (888) 286-8010 (domestic) or (617) 801-6888 (international), passcode: 58921272. To access the webcast replay, please visit DeVry’s web site.

About DeVry Inc.

DeVry's purpose is to empower its students to achieve their educational and career goals. DeVry (NYSE: DV, member S&P 500 Index) is a global provider of educational services and the parent organization of Advanced Academics, American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Carrington College California, Chamberlain College of Nursing, DeVry Brasil, DeVry University, and Ross University Schools of Medicine and Veterinary Medicine. These institutions offer a wide array of programs in business, healthcare and technology. DeVry’s institutions serve students in secondary through postsecondary education and professionals in accounting and finance. For more information, please call 630.353.3800 or visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry's most recent Annual Report on Form 10-K for the year ending June 30, 2011 and filed with the Securities and Exchange Commission on August 26, 2011.

Selected Operating Data (in thousands, except per share data)

	First Quarter
	FY 2012	FY 2011	Change
Revenues	$519,038	$521,428	(0.5)%
Operating Income	$79,865	$111,815	(28.6)%
Net Income	$57,484	$73,601	(21.9)%
Earnings per Share (diluted)	$0.83	$1.03	(19.4)%
Number of common shares (diluted)	69,467	71,654	(3.1)%

September 2011 Enrollment Results

	September 2011	September 2010	Change
DeVry Inc. Total Student Enrollment(1)	122,763	123,818	(0.9)%

DeVry University, including Keller Graduate School of Management
Graduate coursetakers (2)(3)	23,937	23,389	2.3%

DeVry Medical International(4)
New students	853	694	22.9%
Total students	6,082	5,723	6.3%

DeVry Brasil
New students	3,033	2,347	29.2%
Total students	14,099	11,972	17.8%
Graduate Employment Statistics	Period	Percent Employed (5)	Average Salary
DeVry University (Undergraduate)(5)	Jun 10-Oct 10-Feb 11	87.3%	$42,645

1. Includes total student enrollment reported on 8/11/11 for DeVry University, Carrington Colleges Group and Chamberlain College of Nursing. Excludes Becker and Advanced Academics.

2. Includes both onsite and online students

3. The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers

4. DeVry Medical International includes Ross University Schools of Medicine and Veterinary Medicine and the American University of the Caribbean School of Medicine (AUC). AUC’s new student enrollment for the September 2011 and 2010 terms were 192 students and 204 students, respectively. AUC’s total student enrollment for the September 2011 and 2010 terms were 1,226 students and 1,156 students, respectively.

5. Three-term average; includes graduates of associate and bachelor’s degree programs. Excludes graduates continuing their education, foreign graduates ineligible to work in the United States/Canada and those unable to accept career advising because of extreme circumstances. Excludes graduates who actively pursued employment for less than 180 days and did not become employed.

Chart 1: DeVry Inc. Calendar 2011-12 Announcements & Events

Dec. 12, 2011	Enrollment Results
DeVry University Chamberlain College of Nursing Carrington Colleges Group
Jan. 26, 2012	Fiscal 2012 Second Quarter Results (no enrollment)
Apr. 24, 2012	Fiscal 2012 Third Quarter Results and Enrollment
DeVry University Chamberlain College of Nursing DeVry Medical International Carrington Colleges Group DeVry Brasil
Aug. 16, 2012	Fiscal 2012 Year-End Results and Enrollment
DeVry University Chamberlain College of Nursing DeVry Medical International Carrington Colleges Group
Oct. 25, 2012	Fiscal 2013 First Quarter Results and Enrollment
DeVry University (graduate only) DeVry Medical International DeVry Brasil
Dec. 6, 2012	Enrollment Results
DeVry University Chamberlain College of Nursing Carrington Colleges Group

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	September 30,	June 30,	September 30,
	2011	2011	2010

ASSETS

Current Assets

Cash and Cash Equivalents	$322,918	$447,145	$450,994
Marketable Securities and Investments	2,337	2,575	2,330
Restricted Cash	5,697	2,308	11,142
Accounts Receivable, Net	151,428	114,689	161,323
Deferred Income Taxes, Net	21,712	24,457	24,202
Prepaid Expenses and Other	41,139	33,476	30,784

Total Current Assets	545,231	624,650	680,775

Land, Buildings and Equipment

Land	61,378	54,404	54,097
Buildings	352,043	314,274	288,858
Equipment	426,345	402,179	347,689
Construction In Progress	51,860	63,310	47,441

	891,626	834,167	738,085

Accumulated Depreciation and Amortization	(375,841)	(365,923)	(339,565)

Land, Buildings and Equipment, Net	515,785	468,244	398,520

Other Assets

Intangible Assets, Net	321,250	195,462	193,898
Goodwill	589,780	523,620	516,104
Perkins Program Fund, Net	13,450	13,450	13,450
Other Assets	26,431	25,077	20,158

Total Other Assets	950,911	757,609	743,610

TOTAL ASSETS	$2,011,927	$1,850,503	$1,822,905

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	September 30,	June 30,	September 30,
	2011	2011	2010

LIABILITIES

Current Liabilities

Accounts Payable	$65,678	$63,611	$74,527
Accrued Salaries, Wages and Benefits	77,925	107,829	73,565
Accrued Expenses	50,128	47,097	79,399
Advance Tuition Payments	18,135	22,362	19,653
Deferred Tuition Revenue	250,830	75,532	245,269

Total Current Liabilities	462,696	316,431	492,413

Non-Current Liabilities

Deferred Income Taxes, Net	75,490	69,029	45,307
Deferred Rent and Other	67,851	68,772	55,638

Total Non-current Liabilities	143,341	137,801	100,945

TOTAL LIABILITIES	606,037	454,232	593,358

NON-CONTROLLING INTEREST	7,176	6,755	5,633

SHAREHOLDERS' EQUITY

Common Stock, $0.01 par value, 200,000,000 Shares Authorized;
67,758,000, 68,635,000 and 70,271,000 Shares issued
and outstanding at September 30, 2011, June 30, 2011
and September 30, 2010, respectively.	739	738	735
Additional Paid-in Capital	256,159	248,418	229,688
Retained Earnings	1,424,866	1,367,972	1,128,326
Accumulated Other Comprehensive Income	5,348	15,729	12,704
Treasury Stock, at Cost (6,171,000, 5,148,000 and 3,216,000
Shares, Respectively)	(288,398)	(243,341)	(147,539)

TOTAL SHAREHOLDERS' EQUITY	1,398,714	1,389,516	1,223,914

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,011,927	$1,850,503	$1,822,905

DEVRY INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)
(Unaudited)
PRELIMINARY

	For The Quarter
	Ended September 30,

	2011	2010

REVENUES:
Tuition	$486,487	$486,339
Other Educational	32,551	35,089

Total Revenues	519,038	521,428

OPERATING COSTS AND EXPENSES:
Cost of Educational Services	238,248	228,081
Student Services and Administrative Expense	200,925	181,532

Total Operating Costs and Expenses	439,173	409,613

Operating Income	79,865	111,815

INTEREST AND OTHER (EXPENSE) INCOME:
Interest Income	184	423
Interest Expense	(522)	(254)

Net Interest and Other (Expense) Income	(338)	169

Income Before Income Taxes	79,527	111,984

Income Tax Provision	22,215	38,623

NET INCOME	57,312	73,361

Net Loss Attributable to Non-controlling Interest	172	240

NET INCOME ATTRIBUTABLE TO DEVRY INC.	$57,484	$73,601

EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO DEVRY INC. SHAREHOLDERS
Basic	$0.84	$1.04
Diluted	$0.83	$1.03

DEVRY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Three Months
	Ended September 30,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$57,312	$73,361
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:

Stock-Based Compensation Expense	4,899	5,250
Depreciation	17,513	13,721
Amortization	2,483	1,522
Provision for Refunds and Uncollectible Accounts	21,297	26,368
Deferred Income Taxes	9,256	(172)
(Gain) Loss on Disposals of Land, Buildings and Equipment	(63)	10
Changes in Assets and Liabilities:
Restricted Cash	(3,389)	(9,040)
Accounts Receivable	(58,627)	(68,248)
Prepaid Expenses And Other	(6,668)	(1,651)
Accounts Payable	1,145	(15,839)
Accrued Salaries, Wages, Expenses and Benefits	(25,110)	13,367
Advance Tuition Payments	(3,930)	(1,312)
Deferred Tuition Revenue	170,518	158,642

NET CASH PROVIDED BY OPERATING ACTIVITIES	186,636	195,979

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(33,820)	(23,010)
Marketable Securities Purchases	(10)	(33)
Marketable Securities Sales	-	13,495
Payment for Purchase of Business, net of Cash Acquired	(227,828)	-

NET CASH USED IN INVESTING ACTIVITIES	(261,658)	(9,548)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	2,581	429
Proceeds from Stock issued Under Employee Stock Purchase Plan	388	317
Repurchase of Common Stock for Treasury	(44,450)	(36,332)
Cash Dividends Paid	(8,285)	(7,117)
Excess Tax Benefit from Stock-Based Payments	313	11

NET CASH USED IN FINANCING ACTIVITIES	(49,453)	(42,692)

Effects of Exchange Rate Differences	248	(447)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(124,227)	143,292

Cash and Cash Equivalents at Beginning of Period	447,145	307,702

Cash and Cash Equivalents at End of Period	$322,918	$450,994

DEVRY INC.
SEGMENT INFORMATION
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Quarter
	Ended September 30,
			Increase
	2011	2010	(Decrease)
REVENUES:
Business, Technology and Management	$337,596	$352,918	-4.3%
Medical and Healthcare	147,453	136,658	7.9%
International, K-12 and Professional Education	33,989	31,852	6.7%

Total Consolidated Revenues	519,038	521,428	-0.5%

OPERATING INCOME:
Business, Technology and Management	61,362	84,519	-27.4%
Medical and Healthcare	23,289	28,162	-17.3%
International, K-12 and Professional Education	(2,987)	(1,143)	NM
Reconciling Items:
Amortization Expense	(2,318)	(1,475)	57.2%
Depreciation and Other Corporate	519	1,752	-70.4%

Total Consolidated Operating Income	79,865	111,815	-28.6%

INTEREST AND OTHER (EXPENSE) INCOME:
Interest Income	184	423	-56.5%
Interest Expense	(522)	(254)	105.5%

Net Interest and Other (Expense) Income	(338)	169	NM

Total Consolidated Income before Income Taxes	$79,527	$111,984	-29.0%

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates, (630) 353-3800
jbates@devry.com
or
Media Contact:
Larry Larsen, (312) 895-4717
llarsen@sardverb.com